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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF ODIMO INCORPORATED


Subsidiary Name                                        State of Organization
---------------                                        ---------------------

Ashford.com, Inc.                                             Delaware
Diamond.com, Inc.                                             Delaware
Worldofwatches.com, Inc.                                      Delaware
D.I.A. Marketing Inc.                                         Florida
Millennium International Jewelers, Inc.                       Delaware
1-888-watches, LLC                                            Delaware